Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (the "Agreement") is dated as of August 24, 2016, by and between EnergyTEK Corp., a Nevada corporation (the "Company"), and ____________ (the "Holder").

Whereas, the Holder holds Convertible Promissory Notes in the original principal amount of $_____________________ issued by the Company on ________________  (collectively, the "Notes"); and

Whereas, the Notes are convertible into shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), pursuant to the terms thereof; and

Whereas, the Company desires that the Holder exchange its Notes on the terms set forth herein.

Now, Therefore, In Consideration of the mutual covenants contained in this Agreement, the Company and the Holder agree as follows:

1.           Exchange.  Simultaneously with the execution and delivery of this Agreement, the Holder shall exchange (the "Exchange") its Notes with the Company for, and in exchange therefor the Company shall issue to the Holder, _______________ shares of the Company's Series A-1 Convertible Preferred Stock (the "Series A-1") (such _____________ shares of Series A-1 are referred to herein as the "Shares"). The Series A-1 is convertible into Common Stock in accordance with the terms of Certificate of Designation designating the Series A-1 attached as Exhibit A hereto (the "Certificate of Designations"), which was filed with the Secretary of State of Nevada as of August 24, 2016 and is in full force and effect as of the date hereof. It is expressly understood and agreed that the exchange of the Note for the Shares to be issued by the Company simultaneously therewith is being undertaken pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the "Act").

(a)           Delivery of Notes. The Holder shall, within two (2) business days after the date hereof, deliver the Notes to the address specified by the Company.

(b)           Delivery of Shares. The Company shall, within one (3) business days of the date first written above, deliver to the Holder a certificate representing the Shares.

(c)            Holding Period.  For the purposes of Rule 144 of the Act, the Company acknowledges that the holding period of the Notes, may be tacked onto the holding period of the Shares, and the Company agrees not to take a position contrary to this Section 1(c).  The Company acknowledges and agrees that (assuming the Holder is not an affiliate of the Company) upon issuance in accordance with the terms of the Certificate of Designations, the shares of Common Stock issuable upon conversion of the Shares are, as of the date hereof, eligible to be resold pursuant to Rule 144 of the Act, (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the shares of Common Stock issuable upon conversion of the Shares becoming ineligible to be resold by the Holder pursuant to Rule 144 of the Act and (ii) in connection with any resale of the shares of Common Stock issuable upon conversion of the Shares pursuant to Rule 144 of the Securities Act, the Holder shall solely be required to provide reasonable assurances that such shares of Common Stock are eligible for resale, assignment or transfer under Rule 144 of the Securities Act, which shall not include an opinion of Holder's counsel.  The Company shall be responsible for any transfer agent fees or DTC fees or legal fees of the Company's counsel with respect to the removal of legends, if any, or issuance of shares of Common Stock in accordance herewith or pursuant to the Certificate of Designations.

(d) Blue Sky.  The Company shall make all filings and reports relating to the Exchange required under applicable securities or "Blue Sky" laws of the states of the United States following the date hereof, if any.

(e) No Commissions.  Neither the Company nor the Holder has paid or given, or will pay or give, to any person, any commission, fee or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement

2.           Representations and Warranties.  The Company represents and warrants to the Holder that:

(a)           The offer and issuance of the Shares is and will be exempt from registration under the Act, pursuant to the exemption provided by Section 3(a)(9) thereof. In addition, pursuant to Rule 144(d)(3)(ii) under the Act, the holding period of the Notes shall be tacked to the holding period of the Shares. As a result of the foregoing, upon satisfaction of the holding period requirements of Rule 144(d)(1)(i), the shares of Common Stock issuable upon conversion of the Shares shall be issued without a restrictive legend and shall be freely tradable by the Holder.  No commission or other remuneration has been paid to the Company for soliciting the exchange of the Notes for the Shares as contemplated hereby.

(b)           The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to issue the Shares in accordance with the terms hereof. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Shares), have been duly authorized by the Company's board of directors, and no further filing, consent or authorization is required by the Company, its board of directors or any of its shareholders. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. The execution, delivery and performance by the Company of this Agreement and the offer and issuance of the Shares requires no consent of, action by or in respect of, or filing with, any person or entity, governmental body, agency, or official.

(c)           The issuance of the Shares is duly authorized and, upon issuance in accordance with the terms hereof, the Shares will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof.

(d)           The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the certificate of incorporation or other organizational documents of the Company or any of its subsidiaries, any capital stock of the Company, or bylaws of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations and the rules and regulations of the OTC Markets) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e)           The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its articles of incorporation, bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the Holder as a result of the transactions contemplated by this Agreement (including, without limitation, the Company's issuance of the Shares and the Holder's ownership of the Shares).

3.           Entire Agreement; Construction. This Agreement supersedes all other prior oral or written agreements between the Holder, the Company, their affiliates and persons and entities acting on their behalf solely with respect to the matters contained herein, and this Agreement contains the entire understanding of the parties solely with respect to the matters covered herein. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

4.           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

5.           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.           Disclosure. The Company shall, on or prior to the fourth business day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the Securities Exchange Act of 1934, as amended (the "1934 Act") and attaching  this Agreement, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the Securities and Exchange Commission by the Company (including, without limitation, the form of Certificate of Designations and this Agreement) as exhibits to such filing (including all attachments, the "8-K Filing"). Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder's sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

7. Consent of Series C Holders. The Holder, in its capacity as a holder of the Company's Series C Convertible Preferred Stock (the "Series C"), as required by the Certificate of Designation for the Series C (the "Certificate") hereby consents to the creation of the Series A-1 Convertible Preferred Stock of the Company, the Exchange, the transactions contemplated hereby and the concurrent exchange of up to $_____________ in aggregate principal amount of promissory notes issued by the Company to investors for ______________ shares of Series A-1 Convertible Preferred Stock on the same terms as this Agreement, mutatis mutandis.

[signature page follows]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ENERGYTEK CORP.

By:_________________________
      Jonathan Read, Chief Executive Officer

HOLDER

By:_________________________
     _________________________